EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "AGREEMENT") is made as of August 20, 2008, by and between Jacobs Financial Group, Inc., a Delaware corporation (the "PURCHASER"), and National Indemnity Company, a Nebraska corporation (the "SELLER").

     WHEREAS, the Seller owns 337,248 shares (the "SHARES") of the common stock, par value $10.00 per share of Unione Italiana Insurance Company of America, a New York corporation (the "COMPANY"), which Shares constitute all of the outstanding capital stock of the Company; and

     WHEREAS, the Seller desires to sell to the Purchaser, and Purchaser desires to purchase from the Seller, all of the Shares of the Company, subject to the terms and conditions set forth herein; and

     WHEREAS, it is the intention of the parties hereto that contemporaneously with the consummation of the transactions contemplated by this Agreement, all liabilities under the Insurance and Reinsurance Contracts (including contingent liabilities in respect of claims thereunder) shall be reinsured by the Seller pursuant to the NICO Reinsurance Agreement (as defined herein) to be entered into between the Company and the Seller at Closing.

     NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

     Section 1.1. The following terms, as used herein, have the following meanings:

     "ACCOUNTING FIRM" has the meaning set forth in SECTION 2.5

     "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by, or under common control with such other Person. For purposes of this definition, "CONTROL," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "controlled" have correlative meanings.

     "ADVERSE CONSEQUENCES" has the meaning set forth in SECTION 9.1(A).

     "AGREEMENT" has the meaning set forth in the Preamble.

     "APPLICABLE INSURANCE CODE(S)" means the insurance laws to which the Company is subject, including the insurance laws of the State of New York. In all cases, Applicable Insurance Code shall include the rules and regulations promulgated under any of the foregoing laws.

     "BASE PURCHASE PRICE" has the meaning set forth in SECTION 2.1.

     "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Charleston, West Virginia or Stamford, Connecticut are authorized or required by law to close.

     "CLOSING" has the meaning set forth in SECTION 2.2.

     "CLOSING ASSETS" shall mean the Licenses, the Statutory Deposits, the Portfolio Investments, the Corporate Records, the Insurance and Reinsurance Contracts, the Bank Accounts, the assets set forth in the Company's Statutory Statements and the NICO Reinsurance Agreement.

     "CLOSING DATE" has the meaning set forth in SECTION 2.2.

     "CLOSING DATE POLICYHOLDERS' SURPLUS" shall mean the Policyholders' Surplus as of the Closing Date.

     "CLOSING SURPLUS STATEMENT" has the meaning set forth in SECTION 2.5.

     "COMPANY" has the meaning set forth in the Preamble.

     "COMPANY BOOKS AND RECORDS" has the meaning set forth in SECTION 5.9.

     "COMPANY INSURANCE POLICIES" has the meaning set forth in SECTION 3.17.

     "CONSENTS" has the meaning set forth in SECTION 3.6.

     "CONTRACT" means any written or oral contract, lease or other property agreement, license, indenture, note, bond, agreement, permit, concession, franchise, commitment, insurance policy, bond, mortgage, partnership or joint venture agreement or instrument.

     "CORPORATE RECORDS" means the corporate records of the Company, other than Company Books and Records, including, without limitation, articles of incorporation, by-laws, corporate seal, stock book and stock transfer ledger, minutes of meetings of the shareholders and directors and other records of corporate actions, books of account, ledgers, , all filings, correspondence and communications with insurance regulatory authorities, business records and documents reflecting the qualifications, assets, liabilities, commitments, obligations, rights and entitlements of the Company of whatever nature.

     "DEPOSIT" means the deposit in the amount of $75,000 previously paid by Purchaser to Seller pursuant to the letter agreement, dated December 3, 2008 by and between Purchaser and Seller.

     "DOMICILIARY INSURANCE DEPARTMENT" means the New York Insurance Department.

     "EMPLOYEE BENEFIT PLAN" means any benefit plan or arrangement of the Company for its employees, including but not limited to employee pension benefit plans, as defined in Section 3(2) of ERISA, Multiemployer Plans, if any, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in
Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees of the Company, their spouses or dependents participate.

     "ENVIRONMENTAL LAWS" has the meaning set forth in SECTION 3.16.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESTIMATED POLICYHOLDERS' SURPLUS" shall mean the Policyholders' Surplus as of the Closing Date as estimated in good faith by the Seller as set forth on the Estimated Surplus Statement based upon the Company's Policyholders' Surplus reflected in the Company's most recent filed statutory financial statement prior to the Closing Date, with appropriate adjustments in the ordinary course of business consistent with past practices for the period from the date of that financial statement until the Closing Date to reflect any change in the Company's circumstances, prepared in a manner consistent with the Company's historical accounting practices, and to give effect to any settlement of intercompany accounts as of the Closing Date pursuant to SECTION 5.8, in each case to the extent Policyholders' Surplus shall have been changed thereby. The Seller's calculation of the Estimated Policyholders' Surplus shall be binding on Purchaser absent manifest error.

     "ESTIMATED   SURPLUS   STATEMENT"  shall  mean  the  Seller's  estimate  of
Policyholders' Surplus as of the Closing Date delivered by the Seller to the Purchaser not less than two (2) Business Days prior to the Closing Date.

     "FINANCING CERTIFICATE" has the meaning set forth in SECTION 5.13.

     "GAAP" means United States generally accepted accounting principles as in effect at the relevant time or for the relevant period.

     "GOVERNMENTAL ENTITY" means any federal, state, local or foreign government, political subdivision, legislature, court, agency, department, bureau, commission or other governmental or regulatory authority, body or instrumentality, including any insurance or securities regulatory authority.

     "INDEMNIFIED PARTY" has the meaning as set forth in SECTION 9.1(C).

     "INDEMNIFYING PARTY" has the meaning as set forth in SECTION 9.1(C).

     "INSURANCE AND REINSURANCE CONTRACTS" means all Contracts, treaties, facultative certificates, policies or other arrangements issued prior to the Closing Date, other than Company Insurance Policies, to which the Company is a party or by which the Company is bound or subject, providing for insurance, ceding or assumption of reinsurance, excess insurance or retrocession, including, without limitation, all insurance policies, reinsurance policies, and retrocession agreements, in each case as such Contract, treaty, facultative certificate, policy or other arrangement may have been amended, modified or supplemented, other than Company Insurance Policies, irrespective of how such arrangement is accounted for.

     "INTERCOMPANY AGREEMENT" shall mean any agreement between (i) (x) the Company on the one hand, and (y) the Seller or any of its Affiliates (other than the Company) on the other hand, and (ii) (x) any director or officer of the Seller or any of its Affiliates (including the Company) on the one hand, and (y) the Company on the other hand.

     "LETTER AGREEMENT" has the meaning as set forth in SECTION 2.4.

     "LICENSES" means the Company's licenses or certificates of authority to transact insurance or reinsurance, as applicable, in the states set forth on ANNEX A hereto.

     "LIEN" means any lien, charge, claim, mortgage, covenant, option, pledge, security interest, right of first refusal, restriction or other encumbrance of any kind.

     "MATERIAL ADVERSE EFFECT" means any event, circumstance, change, occurrence or effect which, individually or in the aggregate, has a material adverse effect on (i) the business, operations, financial condition or results of operations of the Company, or (ii) the ability of the Company or the Seller to consummate the transactions contemplated hereby, other than arising out of, resulting from, caused by or attributable to (a) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, except to the extent such condition negatively affects the Company disproportionately compared to other participants in any segment of the property and casualty insurance or reinsurance industry in which the Company operates, (b) changes in economic or business trends or conditions generally applicable to the industries and markets in which the Company operates, except to the extent such condition negatively affects the Company disproportionately compared to other participants in any segment of the property and casualty insurance or reinsurance industry in which the Company operates,
(c) changes in law, regulatory conditions or GAAP or regulatory accounting principles, including Statutory Accounting Practices, after the date of this Agreement, (d) the announcement of this Agreement and the identity of the Purchaser, (e) actions required or permitted to be taken by the Seller pursuant to this Agreement or taken with the Purchaser's consent, and (f) any action taken by the Purchaser or its Affiliates in connection with the consummation of the transactions contemplated hereby.

     "NICO REINSURANCE AGREEMENT" means the 100% Quota Share Reinsurance Agreement by and between the Company and Seller dated the Closing Date, in the specific form attached hereto as EXHIBIT A, pursuant to which Seller shall reinsure the Company's liabilities under the Insurance and Reinsurance Contracts in effect prior to the Closing Date.

     "NOTICE OF OBJECTION" has the meaning set forth in SECTION 2.5.

     "PERMIT" means any license, permit, franchise, certificate, approval, consent and other governmental authorization.

     "PERSON" means an individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, unincorporated organization, association or other entity or form of business enterprise.

     "POLICYHOLDERS' SURPLUS" means as of any date "surplus as regards policyholders" of the Company calculated in accordance with Statutory Accounting Practices of the Domiciliary Insurance Department applied on a basis consistent with the Statutory Statements of the Company.

     "PORTFOLIO INVESTMENTS" means the portfolio of government and GNMA Securities, cash and cash equivalents (including accrued interest and dividend thereon, owned by the Company) as of the date hereof, as such investment portfolio may change in connection with the management of the Company's investment portfolio in the ordinary course of business consistent with past practices.

     "PURCHASE PRICE" shall mean the Base Purchase Price, as finally adjusted pursuant to SECTION 2.5 hereof.

     "PURCHASER" has the meaning set forth in the Preamble.

     "PURCHASER BOOKS AND RECORDS" has the meaning set forth in SECTION 5.9.

     "PURCHASER INDEMNIFIED PARTY" has the meaning set forth in SECTION 9.1.

     "SELLER" has the meaning set forth in the Preamble. "SELLER INDEMNIFIED PARTY" has the meaning set forth in SECTION 9.1.

     "SHARES" has the meaning set forth in the Preamble.

     "STATUTORY ACCOUNTING PRACTICES" means the accounting practices prescribed or permitted by the Insurance Department of New York, which are distinct from GAAP and provide the basis for the Statutory Statements of the Company, as applied on a consistent basis.

     "STATUTORY DEPOSITS" means any financial deposits required to be maintained by the Company by the Commissioners or Departments of Insurance (or other governmental or regulatory authority), as a condition of the Company's conduct of business in the states set forth on ANNEX A hereto.

     "STATUTORY STATEMENTS OF THE COMPANY" means the annual statements of the Company, as filed with its Domiciliary Insurance Department, for the year ended December 31, 2007 and the quarterly statements of the condition and affairs of the Company, as filed with its Domiciliary Insurance Department, for the quarterly periods ended March 31, 2008 and June 30, 2007.

     "SUPERINTENDENT" means the Superintendent of Insurance of the State of New York.

     "TAX" OR "TAXES" means all federal, state, county or local net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, together with any interest, penalties, additions to tax or additional amounts with respect thereto imposed by a Governmental Entity ("TAXING AUTHORITY").

     "TAXING AUTHORITY" has the meaning set forth in the definition of Tax.

     "TAX RETURN" means all reports, estimates, declarations of estimated Tax, claims for refund, information statements and returns relating to, or required to be filed in connection with, any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TRANSACTION DOCUMENTS" means, collectively, this Agreement and the NICO Reinsurance Agreement.

                                   ARTICLE II

                                 THE TRANSACTION

     Section 2.1. PURCHASE AND SALE. Subject to the terms and subject to the provisions of this Agreement, and in reliance upon the representations and warranties hereinafter set forth, at the Closing, the Seller agrees to sell, assign, transfer and deliver to the Purchaser, and the Purchaser agrees to purchase and acquire from the Seller, all of the Shares, free and clear of all Liens (other than any restrictions on subsequent transferability by Purchaser of the Shares imposed by Applicable Insurance Codes, and applicable federal or state securities laws) for a purchase price equal to the sum of (i) $2,750,000, PLUS (ii) that amount in U.S. dollars cash equal to Estimated Policyholder's Surplus, LESS (iii) an amount equal to the Deposit (the "BASE PURCHASE PRICE"). The Base Purchase Price shall be subject to adjustment in accordance with
SECTION 2.5 and shall be paid in the manner and at the time set forth in SECTIONS 2.3.

     Section 2.2. CLOSING. Subject to ARTICLE VI hereof, the closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of the Seller, 100 First Stamford Place, Stamford, Connecticut 06902, at 10:00 a.m., local time, on the third Business Day after the satisfaction or waiver of all of the conditions set forth in ARTICLE VI hereof (other than conditions relating to actions to be taken at the Closing) or at such other place, time or date as the Purchaser and the Seller may agree upon in writing. The date upon which the Closing actually occurs is referred to in this Agreement as the "CLOSING DATE".

     Section 2.3. CLOSING DELIVERIES.

     (a) At the Closing, the Seller will deliver or cause to be delivered to the
Purchaser:

          (i) certificate(s) representing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank in form reasonably satisfactory to the Purchaser for transfer;

          (ii) resignations effective as of the Closing of each officer and each member of the board of directors of the Company; and

          (iii) all other documents, certificates and instruments required hereunder to be delivered by Seller to Purchaser at Closing.

     (b) At the Closing, the Purchaser shall (i) pay to the Seller the Base Purchase Price by wire transfer of immediately available funds to an account or accounts designated by the Seller at least three (3) Business Days prior to the Closing Date, and (ii) deliver to the Seller all other documents, certificates and instruments required hereunder to be delivered by Purchaser to Seller at the Closing.

     Section 2.4. SELLER AND PURCHASER'S LETTER AGREEMENT DATED MAY 14, 2008.

     In connection with the pending sale of the Company to the Purchaser, the Seller and the Purchaser have entered into a letter agreement dated May 14, 2008, pursuant to which the Seller has agreed, subject to certain terms and conditions, to issue bonds on behalf of the Company to the extent such bonds require the issuing carrier to have a Certificate of Authority from the Financial Management Service of the U.S. Department of Treasury (the "LETTER AGREEMENT"). The Letter Agreement is attached hereto as EXHIBIT B.

     Section 2.5. POLICYHOLDERS' SURPLUS ADJUSTMENT.

     (a) Within sixty (60) days after the Closing Date, Seller shall prepare and deliver to the Purchaser a statement (the "CLOSING SURPLUS STATEMENT"), setting forth the Seller's determination of the Closing Date Policyholders' Surplus, including but not limited to (i) any changes in market value of the Company's assets as of the Closing Date, (ii) investment income, and (iii) any tax effect of such adjusted amounts. For the avoidance of doubt, the Closing Surplus Statement shall not, and is not intended to take into account the sufficiency of, or any change in the Company's insurance or reinsurance reserves. The Closing Surplus Statement shall be prepared in good faith and in a manner consistent with the Estimated Policyholders' Surplus.

     (b) After the receipt by Purchaser of the Closing Surplus Statement and until such time as the final Closing Date Policyholders' Surplus is determined in accordance with this SECTION 2.5, the Purchaser and their authorized representatives shall have full access during reasonable business hours upon prior written notice to the working papers of Seller and their respective representatives relating to the Closing Surplus Statement and the calculations set forth thereon. Unless Purchaser, within thirty (30) days after receipt of the Closing Surplus Statement, gives Seller a notice objecting thereto and specifying, in reasonable detail, the basis for each such objection and the amount in dispute ("NOTICE OF OBJECTION"), such Closing Surplus Statement and the Closing Date Policyholders' Surplus reflected therein shall be binding upon Purchaser and the Seller and the applicable payment required pursuant to subsection (c) below shall be made. Any Notice of Objection shall specify (x) in reasonable detail the nature and amount of any disagreement so asserted, and (y) only include disagreements based on the differences between the Estimated
Surplus Statement and the Closing Surplus Statement and the Estimated Policyholders' Surplus and the Closing Date Policyholders' Surplus, respectively. If a timely Notice of Objection is received by Seller, then the Closing Surplus Statement (as revised in accordance with clause (1) or (2) below) shall become final and binding upon the parties hereto on the earlier of
(1) the date the Seller and Purchaser resolve in writing any differences they have with respect to any matter specified in the Notice of Objection and (2) the date any matters properly in dispute are finally resolved in writing by the Accounting Firm (as defined below). During the thirty (30) days immediately following the delivery by Purchaser to Seller of a Notice of Objection, the Seller and Purchaser shall seek in good faith to resolve in writing any differences that they may have with respect to any matter specified in the Notice of Objection. At the end of such thirty (30) day period, the Seller and Purchaser shall submit to an accounting firm which has not performed work in the last two (2) years for either Seller or Purchaser jointly selected by the Seller's accountants and the Purchaser's accountants (the "ACCOUNTING FIRM") for review and resolution of any and all matters (but only such matters) which remain in dispute. Purchaser and the Seller shall instruct their respective accountants to select the Accounting Firm in good faith within ten (10) days. If the Purchaser's or the Seller's accountants cannot agree upon the Accounting Firm within such ten (10) day period, within an additional five (5) days, they shall each designate an accounting firm who has not performed work in the last two years for either Seller or Purchaser and the Accounting Firm shall be jointly selected by those two accounting firms. The Accounting Firm so selected shall be instructed to review and resolve any and all matters (but only such matters) which remain in dispute and which were properly included in the Notice of Objection. Purchaser and the Seller shall instruct the Accounting Firm to make a final determination of the Closing Date Policyholders' Surplus. Purchaser and the Seller will cooperate with the Accounting Firm during the term of its engagement. Purchaser and the Seller shall instruct the Accounting Firm not to assign a value to any item in dispute greater than the greatest value for such item assigned by Purchaser, on the one hand, or the Seller, on the other hand, or less than the smallest value for such item assigned by Purchaser, on the one hand, or the Seller, on the other hand. Purchaser and the Seller shall also instruct the Accounting Firm to make its determination based solely on presentations by Purchaser and the Seller (i.e., not on the basis of an independent review). The Closing Surplus Statement and the Closing Date Policyholders' Surplus reflected therein shall become final and binding on the parties hereto on the date the Accounting Firm delivers its final resolution in writing to Purchaser and the Seller (which final resolution shall be requested by the parties hereto to be delivered not more than forty five (45) days following submission of such disputed matters). All of the fees and expenses of the Accounting Firm pursuant to this SECTION 2.5 shall be borne equally by the Seller and the Purchaser.

     (c) If the Closing Date  Policyholders'  Surplus (as determined pursuant to
SECTION 2.5(B)) exceeds the Estimated Policyholders' Surplus, then Purchaser shall pay the Seller the amount of such excess, as directed by the Seller. If the Closing Date Policyholders' Surplus (as determined pursuant to SECTION

2.5(B)) is less than the Estimated Policyholders' Surplus, then the Seller shall pay Purchaser such shortfall as directed by Purchaser. Payments made pursuant to this SECTION 2.5(C) shall be made by wire transfer of immediately available funds as follows: (i) if no Notice of Objection is delivered to the Seller, such amount shall be paid within three (3) Business Days of the earlier of the expiration of the thirty (30) day period for delivery of such Notice of Objection and the date of delivery to the Seller of a notice that the Closing Surplus Statement will be accepted without objection; or (ii) if Notice of Objection is delivered to the Seller, (x) any net undisputed amount due from Seller to Purchaser or from Purchaser to Seller (as the case may be) shall be paid within three (3) Business Days after delivery of such Notice of Objection, and (y) the remaining amount, if any, due from Seller to Purchaser or Purchaser to Seller (as the case may be) shall be paid within three (3) Business Days after the date all disputed items are finally resolved pursuant to SECTION 2.5(B). Any amounts not paid when required pursuant to this SECTION 2.5(C) shall bear interest compounded annually from the required date of payment to the date of actual payment at the prime rate of interest announced publicly by Citibank N.A. in New York, New York from time to time as its prime rate.

     Section 2.6. NICO REINSURANCE AGREEMENT.

     Subject to any required Consents, immediately prior to the Closing, the Seller and the Company shall execute and deliver the NICO Reinsurance Agreement, pursuant to which the Seller shall reinsure all of the Company's remaining gross insurance liabilities under the Insurance and Reinsurance Contracts issued on or prior to the Closing Date and expenses related thereto as set forth in the NICO Reinsurance Agreement.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Purchaser that except as disclosed in any of the Schedules attached hereto (it being understood and agreed that information disclosed in any Schedule shall be deemed to be disclosed with respect to, and incorporated in, any other section or subsections contained in this ARTICLE III unless it is not reasonably apparent that such disclosure is applicable to another section or subsection) as follows:

     Section 3.1. ORGANIZATION AND GOOD STANDING OF SELLER AND THE COMPANY.

     (a) The Seller is a corporation duly incorporated and subsisting under the laws of the state of Nebraska and has all the requisite corporate power and authority to own and hold its assets and properties and to carry on its business as now being conducted. Seller has furnished to Purchaser correct and complete copies of its articles of incorporation and bylaws, in each case as amended to date.

     (b) The Company is a corporation duly incorporated and subsisting under the laws of the state of New York as a property and casualty company and has all requisite corporate power and authority to own and hold assets and properties and to carry on its business as now being conducted in all material respects. The Company is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the nature of its business or the ownership of its assets makes such qualification necessary, in each case except where the failure to be so qualified has not had a Material Adverse Effect. Seller has furnished to Purchaser correct and complete copies of the articles of incorporation and bylaws of the Company, in each case as amended to date.

     Section 3.2. AUTHORITY AND ENFORCEABILITY.

     (a) The Seller has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Seller and no other corporate proceedings on the part of the Seller is necessary to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party or the consummation of any of the transactions contemplated hereby or thereby. This Agreement and other Transaction Documents (when executed) to which the Seller is a party have been (or, at Closing will be) duly executed and delivered by the Seller and constitute (or at Closing, will constitute) the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws in effect that affect the enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in equity or at law).

     (b) The Company has all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company is necessary to authorize the execution, delivery and performance of the Transaction Documents to which it is a party or the consummation of any of the transactions contemplated or thereby. The Transaction Documents to which the Company is a party (when executed) at Closing will be duly executed and delivered by the Company and, at Closing, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws in effect that affect the enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in equity or at law).

     Section 3.3. CAPITALIZATION AND OWNERSHIP. SCHEDULE 3.3 sets forth the designation, par value and the number of authorized, issued and outstanding shares of capital stock of the Company. The Shares constitute all of the issued and outstanding shares of capital stock of the Company and there are no other shares of capital stock of the Company issued or outstanding. All of the Shares are duly authorized, validly issued, fully paid and non-assessable. The Seller is, and on the Closing Date will be, the sole record holder and beneficial owner of all of the Shares, free and clear of any Lien (other than any restriction on subsequent transferability by Purchaser imposed by Applicable Insurance Codes and applicable federal or state securities laws). Except for this Agreement, there are no subscriptions, options, warrants, calls, preemptive rights, commitments or other rights (contingent or otherwise) to purchase or otherwise receive, nor are there any securities or instruments of any kind convertible into or exchangeable for, any capital stock of the Company. Neither Seller nor

Company is a party to any agreement with a third party which places any restriction upon, or which creates any voting trust, proxy, or other agreement with respect to, the voting, purchase, redemption, acquisition or transfer of the Shares.

     Section 3.4. SUBSIDIARIES. As of the Closing, the Company will not own beneficially, directly or indirectly, any shares of capital stock or securities convertible into capital stock of any other corporation or have any participating interest in any partnership, limited liability company, or joint venture, or control, directly or indirectly, any other Person.

     Section 3.5. NO CONFLICTS  Assuming  receipt of the Consents (as defined in
SECTION 3.6 below), the execution, delivery and performance by the Seller of this Agreement and of the Seller and the Company of the other Transaction Documents to which each are a party and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with, result in any breach or violation of, constitute a default under (or an event that with the giving of notice or the lapse of time or both would constitute a default under), or give rise to any right of termination, cause a loss, cancellation, suspension or adverse modification of, or acceleration of any right or obligation of the Seller or the Company under, or result in the creation or imposition of any Lien upon any assets or properties of the Seller or the Company by reason of the terms of (a) the certificate or articles of incorporation or bylaws of the Seller or the Company, (b) except as disclosed on SCHEDULE 3.5, any material Contract to which the Seller or the Company is a party or by or to which any of them or their assets or properties (including, without limitation, the Shares) may be bound or subject, (c) any applicable material order, writ, judgment, injunction, award, decree, law, statute, ordinance, rule or regulation or (d) any License or any other material Permit used or held by the Company or Seller, other than, in the case of clause (b) and (c) above, any such items that would not be reasonably likely to have a Material Adverse Effect or a material adverse effect on the ability of the Seller to execute and deliver this Agreement or the other Transaction Documents to which it is a party, to perform its obligations hereunder or thereunder, or to consummate the transactions contemplated hereby and thereby.

     Section 3.6. CONSENTS AND APPROVALS. Except as set forth on SCHEDULE 3.6, no consent, approval, authorization, license or order of, registration or filing with, or notice to, any Governmental Entity or any other Person (collectively, "CONSENTS") is necessary to be obtained, made or given by the Seller or the Company in connection with the execution and delivery by the Seller of this Agreement or the Seller or the Company of the other Transaction Documents to which it is a party, the performance by the Seller or the Company of their obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, other than such Consents which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect or a material adverse effect on the ability of the Seller to execute and deliver this Agreement or the other Transaction Documents to which it is a party, to perform its obligations hereunder or to consummate the transactions contemplated hereby or thereby.

     Section 3.7. TITLE TO SHARES. The Seller has good and valid title to each of the Shares, free and clear of all Liens (other than any restrictions on subsequent transferability by Purchaser of the Shares imposed by Applicable Insurance Codes and applicable federal or state securities laws).

     Section 3.8. CONTRACTS. SCHEDULE 3.8 sets forth a true and complete list of all of the following Contracts to which the Company is a party or pursuant to which any of its properties or assets is bound (excluding Insurance and Reinsurance Contracts assumed or ceded by the Company in conduct of its insurance and reinsurance business): (x) all Intercompany Agreements and (y) all other material Contracts. The Seller has made available to Purchaser true, correct and complete copies of all Contracts listed on SCHEDULE 3.8.

     Section 3.9. FINANCIAL STATEMENTS. The Company has furnished to Purchaser true, correct and complete copies of the Statutory Statements of the Company. The Statutory Statements of the Company were prepared in accordance with Statutory Accounting Practices of the Domiciliary Insurance Department, and the Applicable Insurance Code, consistently applied throughout the periods involved (except as may be indicated in the notes thereto regarding the adoption of new accounting policies), have been audited and present fairly, in accordance with Statutory Accounting Practices of the Domiciliary Insurance Department, and the Applicable Insurance Code, the statutory financial position of the Company at the respective dates thereof and the results of operations of the Company, for the respective periods then ended, except that the quarterly Statutory Statements of the Company have not been audited and are or will be subject to normal recurring year-end audit adjustments. The Statutory Statements of the Company complied in all material respects with Statutory Accounting Practices of the Domiciliary Insurance Department, and the Applicable Insurance Code, and were complete and correct in all material respects when filed, and no material deficiency has been asserted in writing with respect to any of the Statutory Statements of the Company by any Applicable Insurance Department.

     Section 3.10. NO MATERIAL ADVERSE CHANGE. Since December 31, 2007, except with respect to the Transaction Documents, the Company has conducted its business in the ordinary course in all material respects consistent with past practice and no change or event has occurred or condition exists that has had a Material Adverse Effect. The Company ceased writing new Insurance and Reinsurance Contracts in 1991, and has been in run-off since.

     Section 3.11.  ASSETS AND  LIABILITIES  AT CLOSING.  Except as disclosed in
SCHEDULE 3.11, on the Closing Date (after giving effect to the NICO Reinsurance Agreement, and the transactions contemplated hereunder, including without limitation Section 5.8 hereof), the Company's assets shall consist of nothing more than the Closing Assets (it being understood that such assets shall be free and clear of all Liens). Except as disclosed in SCHEDULE 3.11, to the knowledge of the Seller after due inquiry, the Company has no liabilities or obligations of any nature except (i) as disclosed or reserved against in the Statutory
Statements of the Company, including the notes thereto, and (ii) for non-material liabilities or obligations that were incurred in the ordinary course of business consistent with past practice.

     Section 3.12. TAXES. Except as otherwise disclosed in SCHEDULE 3.12, (i) the Company has filed (or joined in the filing of) when due (after taking into account all properly requested extensions) all material Tax Returns required by applicable law to be filed with respect to the Company. All Tax Returns, including amendments to date, filed (or joined in the filing of) by the Company completely, accurately, and correctly reflected the facts regarding the income, properties, operations and status of the Company as required to be shown thereon. All Taxes shown to be due on such Tax Returns have been paid, (ii) there is no pending examination or proceeding by any Taxing Authority or agency with respect to the Company relating to the assessment or collection of any material Tax or assessment, nor is there any written claim for additional Tax or assessment being asserted by any Taxing Authority, (iii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any such Taxes of the Company; and (iv) the Company is not a party to any tax sharing agreement other than with Seller and its Affiliates providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters. There is no tax Lien, whether imposed by any federal, state, county or local taxing authority outstanding against the assets, properties or businesses of the Company, except for liens arising by operation of law for accrued taxes not yet due.

     Section 3.13. LEGAL PROCEEDINGS. Except as set forth in SCHEDULE 3.13, there is no action, suit, claim, arbitration, proceeding, inquiry or investigation pending or, to the knowledge of Seller, threatened against the Company or against the Seller with respect to the Company, or any of the assets of the Company, by or before any court, other Governmental Entity or arbitrator other than actions, suits, claims or proceedings which, if adversely determined, would have a Material Adverse Effect.

     Section 3.14. COMPLIANCE WITH LAW; PERMITS. Except for matters disclosed in
SCHEDULE 3.14, the Company is in compliance in all material respects with (i) all applicable laws, ordinances, rules and regulations of all governmental authorities, (ii) all applicable orders, writs, judgments, injunctions, awards, determinations and decrees of any court, other Governmental Entity or arbitrator, (iii) the Licenses, and (iv) any Permits (other than the Licenses), except in the case of clause (iv) where the failure to comply has not had a Material Adverse Effect. SCHEDULE 3.14(I) contains a complete and accurate list of all the Licenses. Except for matters disclosed in SCHEDULE 3.14(I), each License set forth in SCHEDULE 3.14(I) is in full force and effect without any default or violation thereunder in any material respect by the Company. Except as set forth in SCHEDULE 3.14(I), no proceeding is pending or, to the knowledge of Seller, threatened by any governmental authority to revoke or deny the renewal of any such License. The Company has not received notice in writing that any License may not in the ordinary course be renewed upon its expiration.
SCHEDULE 3.14(II) contains a complete and accurate list of all material Permits (other than the Licenses) used or held by the Company or the Seller. Except for matters disclosed in SCHEDULE 3.14(II), each such material Permit set forth in
SCHEDULE 3.14(II) is in full force and effect without any default or violation thereunder, except as otherwise would not have a Material Adverse Effect. Except as set forth in SCHEDULE 3.14(II), no proceeding is pending or, to the knowledge of Seller, threatened by any governmental authority to revoke or deny the renewal of any such material Permit and the Company has not received notice in writing that any material Permit may not in the ordinary course be renewed upon its expiration, except as otherwise would not have a Material Adverse Effect.

     Section 3.15. EMPLOYEES AND BENEFIT PLANS. Except as disclosed on SCHEDULE 3.15, the Company (i) does not currently have any employees, (ii) does not currently sponsor any Employee Benefit Plans, (iii) has no liability or responsibility with respect to any Person who was previously an employee of the Company or with respect to any Employee Benefit Plan previously maintained by the Company, and (iv) has no liability or responsibility with respect to any employee or any Employee Benefit Plan sponsored or maintained by Seller or any other Affiliate of the Company.

     Section 3.16.  ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 3.16,
(i) the Company has complied and is now in compliance, in all material respects, with all applicable federal, state and local laws, statutes, regulations and ordinances governing or relating to pollution or the management, handling, disposal or release of hazardous substances, or the protection of human health or the environment ("ENVIRONMENTAL LAWS"), and (ii) neither the Company nor the Seller, has received any written notice, request for information, order, complaint, notice of potential responsibility, penalty or claim from any governmental authority or other Person alleging that the Company is not in compliance with any Environmental Law, or other than liabilities arising from Insurance or Reinsurance Contracts, alleging that the Company is responsible or liable under Environmental Laws or under common law (with respect to environmental matters), nor, to the knowledge of the Seller, is any such environmental notice, request, order, complaint or claim threatened.

     Section 3.17. COMPANY INSURANCE POLICIES. SCHEDULE 3.17 contains a list of all material policies of insurance (excluding Insurance and Reinsurance Contracts assumed or ceded by the Company in conduct of its insurance and reinsurance business) maintained by or for the benefit of the Company as of the date hereof with respect to its properties and the conduct of its business (the "COMPANY INSURANCE POLICIES").

     Section 3.18. BANK ACCOUNTS. SCHEDULE 3.18 contains a true and complete list of the names and locations of all banks and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, or other similar relationship

     Section 3.19. NO BROKERS. No broker, finder or investment banker or other Person acting on behalf of the Seller or Company is or will be entitled to any brokerage, finder's or other fee, compensation or commission from Seller or Company.

     Section 3.20. NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III (AS QUALIFIED BY THE SCHEDULES) OR THE TRANSACTION DOCUMENTS, NEITHER THE SELLER NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE SELLER, THE SELLER'S AFFILIATES, THE COMPANY, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE TRANSACTION DOCUMENTS, AND THE SELLER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY THE SELLER, THE SELLER'S AFFILIATES, THE COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III (AS QUALIFIED BY THE SCHEDULES) OR THE TRANSACTION DOCUMENTS, THE SELLER HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT OR INFORMATION MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN

WRITING) TO THE PURCHASER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO THE PURCHASER OR ANY OF ITS AFFILIATES BY ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT OR REPRESENTATIVE OF THE SELLER, THE COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES)..

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Seller that except as disclosed in any of the Schedules attached hereto (it being understood and agreed that the information disclosed in any Schedule shall be deemed to be disclosed with respect to, and incorporated in, any other section or subsections contained in this ARTICLE IV unless it is not reasonably apparent that such disclosure is applicable to another section or subsection) as follows:

     Section 4.1. THE ORGANIZATION AND GOOD STANDING. The Purchaser is a corporation duly incorporated and subsisting under the laws of the state of Delaware and has all the requisite corporate power and authority to own and hold its assets and properties and to carry on its business as now being conducted.

     Section 4.2. AUTHORITY AND ENFORCEABILITY. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been (or at Closing, will be) duly authorized by all necessary corporate action on the part of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party or the consummation of any of the transactions contemplated hereby or thereby. This Agreement and all other Transaction Documents to which it is a Party has been (or at Closing, will be) duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to any applicable bankruptcy, insolvency, or similar laws in effect that affect the enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in equity or at law).

     Section 4.3. INVESTMENT INTENT. The Purchaser is acquiring the Shares for its own account and not with a view to, or for offer or resale in connection with, their distribution within the meaning of the Securities Act of 1933 (the "SECURITIES ACT"). The Purchaser acknowledges that the Shares are not registered under the Securities Act or registered or qualified for sale under any state securities law, and that none of the Shares may be offered for sale, sold or otherwise transferred unless they are registered or otherwise qualified under federal and any applicable state securities law or unless an exemption from such registrations or qualifications is available. The Purchaser has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in such Shares and has the ability to bear the economic risks of such investment.

     Section 4.4. NO CONFLICTS  Assuming receipt of the Consents (referred to in
SECTION 4.5 below), the execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with, result in any breach or violation of, constitute a default under (or an event that with the giving of notice or the lapse of time or both would constitute a default under), or give rise to any right of termination, cause a loss, cancellation, suspension or adverse modification of, or acceleration of any right or obligation of the Purchaser under, or result in the creation or imposition of any Lien upon any assets or properties of the Purchaser by reason of the terms of (a) the certificate or articles of incorporation or bylaws of the Purchaser, (b) any material Contract to which the Purchaser is a party or by or to which any of them or their assets or properties may be bound or subject, (c) any applicable material order, writ, judgment, injunction, award, decree, law, statute, ordinance, rule or regulation or (d) any material Permit used or held by the Purchaser (including, without limitation, any certificate of authority or license to conduct insurance business in any state), other than, in the case of clause (b) and (c) above, any such items that would not be reasonably likely to have a material adverse effect on the ability of the Purchaser to execute and deliver this Agreement or the other Transaction Documents to which it is a party, to perform its obligations hereunder or thereunder, or to consummate the transactions contemplated hereby and thereby.

     Section 4.5. CONSENTS AND APPROVALS. Except as set forth on SCHEDULE 4.5, no Consents are necessary to be obtained, made or given by the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement and the other Transaction Documents to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, other than such Consents which, if not obtained or made, would not be reasonably likely to have a material adverse effect on the ability of the Purchaser to execute and deliver this Agreement or the other Transaction Documents to which it is a party, to perform its obligations hereunder or to consummate the transactions contemplated hereby and thereby.

     Section  4.6.  LEGAL  PROCEEDINGS.   There  is  no  action,   suit,  claim,
arbitration, proceeding, inquiry or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser by or before any court, other governmental entity or arbitrator that could delay, impair or prevent the Purchaser from performing its obligations hereunder.

     Section 4.7. NO BROKERS. Except as set forth on SCHEDULE 4.7, no broker, finder or investment banker or other Person acting on behalf of the Purchaser is or will be entitled to any brokerage, finder's or other fee, compensation or commission as a result of this transaction.

     Section 4.9. NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV (AS QUALIFIED BY THE SCHEDULES) OR THE TRANSACTION DOCUMENTS, NEITHER THE PURCHASER NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE PURCHASER, THE PURCHASER'S AFFILIATES OR THE TRANSACTIONS

CONTEMPLATED BY THIS AGREEMENT OR THE TRANSACTION DOCUMENTS, AND THE PURCHASER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY THE PURCHASER OR THE PURCHASER'S AFFILIATES OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES

                                   ARTICLE V

                                    COVENANTS

     Section 5.1. CONSENTS AND FILINGS; FURTHER ASSURANCES.

     (a) Subject to the terms and conditions of this Agreement, each of the parties hereto will use its commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     (b) Each of the parties hereto shall use its commercially reasonable efforts to obtain, as soon as practicable after the date hereof, any necessary Consents of, and make any filing with or give any notice to, any Governmental Entities and other Persons (including, without limitation, insurance approvals) as are required to be obtained, made or given by such party to consummate the transactions contemplated by this Agreement and any Transaction Document. Without limiting the generality of the foregoing, from the date hereof until the earlier of the Closing Date and the termination of this Agreement, Seller agrees to continue to use its commercially reasonable efforts to obtain, for the benefit of the Company, as soon as practicable after the date hereof, a Certificate of Authority from the Commonwealth of Kentucky and a Certificate of Authority from the Financial Management Service of the U.S. Department of Treasury. Each party shall pay all amounts reasonably required to be paid by it in connection with obtaining any Consents that it is required to obtain. In furtherance of the foregoing, each party shall use its commercially reasonable efforts to obtain the necessary Consents of any Governmental Entities on or prior to December 31, 2008. The Seller and the Purchaser shall provide each other with a reasonable opportunity to review and comment upon submissions made to the applicable Insurance Departments in connection with the Seller insurance approvals and the Purchaser insurance approvals, respectively, and shall keep one another reasonably informed of developments relating to their efforts to obtain such insurance approvals.

     (c) To the extent permitted by law and the applicable Governmental Entity, the Seller and Purchaser shall each have the right to participate in any meetings or telephone conferences in which the substance of the Form A and any other regulatory filings is discussed. Subject to applicable law relating to the sharing of information, the Purchaser shall submit all such filings, requests, responses and hearing testimony, witness lists and other similar materials relating to any hearing to the Seller for its review prior to filing thereof, provided that nothing herein shall obligate Company to provide Seller with private information concerning any proposed new director or officer of Company or any Affiliate of Company and nothing herein shall obligate Company to provide

Seller with any confidential information concerning Purchaser or any private information regarding any director or officer of Purchaser or its Affiliates.

     (d) In furtherance and not in limitation of the covenants of the parties hereto contained in this SECTION 5.1, each of the parties hereto shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted by any governmental entity with respect to the transactions contemplated by this Agreement or any other Transaction Document.

     Section 5.2. PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, neither the Purchaser nor the Seller will (and the Seller shall cause the Company not to) issue any public announcement or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement without the prior consent of the Seller (in the case of the Purchaser) or the Purchaser (in the case of the Seller or the Company), except to the extent required by law.

     Section 5.3. TAX MATTERS.

     (a) PREPARATION AND FILING OF TAX RETURNS; PAYMENT OF TAXES.

          (i) The Seller shall be responsible  for the preparation and filing of
     (A) all Tax Returns for any Income Taxes (as hereinafter defined) of the Company for all taxable periods that end on or before the Closing Date, including a Tax Return for the partial year January 1, 2008 to the date of Closing if permitted under the provisions of subsection (v) of this subsection (a), and (B) all other Tax Returns of the Company required to be filed prior to the Closing Date. For purposes of this Agreement, "INCOME TAXES" shall mean any taxes imposed upon or measured by net income. The Seller shall make or cause to be made all payments required with respect to any such Tax Returns.

          (ii) For all Tax Returns for periods beginning before and ending after the Closing Date, the Tax liability with respect thereto shall be accrued as of the Closing Date based upon a closing of the Company's books. Seller shall be responsible for and shall pay to Purchaser an amount equal to the Tax liability so accrued within 30 days after the Closing Date, provided that such Tax liability has not been accounted for in the calculation of the Closing Date Policyholders' Surplus. Purchaser shall be responsible for the preparation and filing of all such Tax Returns.

          (iii) The Purchaser shall be responsible for the preparation and filing of all other Tax Returns for the Company. The Purchaser shall make all payments required with respect to any such Tax Returns.

          (iv) The Purchaser shall be responsible for the payment of, and hereby covenants and agrees to pay, any transfer, sales, use, stamp, conveyance, value added, recording, registration, documentary, filing, and other non-Income Taxes and administrative fees (including notary fees) arising in connection with the consummation of the sale of the Shares which are the responsibility of Purchaser under applicable law. Each of the Seller and the Purchaser shall prepare all necessary Tax Returns and other documentation that it is required to prepare under applicable law with respect to all taxes referenced in the previous sentence.

          (v) The Seller and Purchaser agree that if the Company is permitted but not required under applicable foreign, state, or local tax laws to treat the Closing Date as the last day of a taxable period, the Seller, the Purchaser, and the Company shall treat such day as the last day of a taxable period.

     (b) REFUNDS.

          (i) The Seller shall be entitled to any refunds (including any interest paid thereon) or credits of taxes with respect to the Company for which the Seller is responsible for filing the Tax Return under subparagraph (a) (i) of this SECTION 5.3, and for the preclosing taxable period under subparagraph (a)(ii), provided that such amounts were not accounted for in the calculation of the Closing Date Policyholders' Surplus.

          (ii) The Purchaser shall be entitled to any refunds (including any interest paid thereon) or credits of taxes with respect to the Company for which the Purchaser is responsible for filing the Tax Return under subparagraph (a) (iii) of this SECTION 5.3, provided that such amounts were not accounted for in the calculation of the Closing Date Policyholders' Surplus..

          (iii) The Purchaser shall forward to or reimburse the Seller for any such refunds (including any interest paid thereon) or credits due the Seller after receipt thereof, and the Seller shall promptly forward to the Purchaser or reimburse the Purchaser for any such refunds (including any interest paid thereon) or credits due the Purchaser after receipt thereof.

     (c) COOPERATION ON TAX MATTERS; TAX AUDITS.

          (i) The Seller and the Purchaser (each a "PARTY") shall cooperate in the preparation of all Tax Returns for any tax periods for which one Party could reasonably require the assistance of the other Party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages to the extent related to the Company illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such Party's possession requested by the Party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include provision of limited powers of attorney for the purpose of signing Tax Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority that relate to the Company, and providing copies of all relevant Tax Returns to the extent related to the Company, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority, and records concerning the ownership and tax basis of property, which the requested Party may possess. The Seller or the Purchaser shall make their respective employees and facilities available on a mutually convenient basis to explain any documents or information provided hereunder.

          (ii) The Seller shall have the right, at its own expense, to control any audit or examination by any Taxing Authority ("TAX AUDIT"), initiate any claim for refund, and contest, resolve, and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all taxes for any taxable period ending on or before the Closing Date for which it must file a Tax Return with respect to the Company. The Purchaser shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve, and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to taxes with respect to the Company.

     (d) TERMINATION OF TAX SHARING AGREEMENTS. All tax sharing agreements or similar arrangements, if any, with respect to or involving the Company shall be terminated with respect to the Company prior to the Closing Date and, after the Closing Date, the Company and the Purchaser shall not be bound thereby or have any liability thereunder for amounts due in respect of periods ending on or before the Closing Date.

     Section 5.4. CONDUCT OF BUSINESS. Except as set forth on SCHEDULE 5.4 and except as otherwise expressly permitted by this Agreement or any other Transaction Document (including, without limitation, SECTION 5.4 hereto), or as consented in writing by the Purchaser, from the date hereof to and including the Closing Date, the Seller shall cause the Company to conduct its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, from the date hereof to and including the Closing Date, the Seller will not, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed), permit the Company to directly or indirectly:

          (i) amend or modify its certificate or articles of incorporation, bylaws or other charter or organization documents;

          (ii) merge or consolidate with or acquire the business of any other corporation or other business organization or, except in the ordinary course of business, acquire any property or assets of any other Person;

          (iii) split, combine or reclassify any shares of its capital stock, or declare, pay or set aside any sum for any dividend or other distribution (whether in cash, stock or property, any combination thereof or otherwise) in respect of its capital stock, or redeem, purchase or otherwise acquire (or agree to redeem, purchase or otherwise acquire) any of its capital stock or any of its other securities or any securities of the Company;

          (iv) adopt a plan of complete or partial liquidation, dissolution, rehabilitation, merger, consolidation, restructuring, recapitalization, redomestication or other reorganization; or

          (v) take any action (or omit to take any action) which would result in a Material Adverse Effect; or

          (vi) enter into any agreement, or otherwise become obligated, to do any of the foregoing.

     Section 5.5. ACCESS; CONFIDENTIALITY. From the date hereof until the Closing Date, Purchaser, and its representatives will have reasonable access to the books and records, Contracts, management and personnel of Company relating to the operations and business of Company at all reasonable times, upon reasonable notice. Subject to the prior written consent of the Seller, any Person providing financing in connection with the transactions contemplated hereby will have reasonable access to the books and records of Company relating to the operations and business of Company at all reasonable times, upon reasonable notice. The Purchaser, its representatives, and such other Persons, as applicable, shall keep confidential all information and documents provided under this SECTION 5.5 in accordance with the terms of the Mutual Non-Disclosure Agreement entered into between the Purchaser and Seller dated September 26, 2007 (the "CONFIDENTIALITY AGREEMENT"), the terms of which are incorporated herein by reference and shall continue in force until the Closing Date.

     Section 5.6. LITIGATION COOPERATION. From and after the Closing Date, the Purchaser shall cause the Company to use commercially reasonable efforts to cooperate, engage in communications and share, exchange and jointly create documents, information, and analyses in connection with, and in order to enable Seller to respond to any action brought against the Seller or its current or former Affiliates (other than the Company) relating or arising from the conduct or operations of the Company that occurred prior to the Closing Date (a "THIRD-PARTY CLAIM"). Such cooperation shall include, without limitation, (i) the provision to the Seller of all records and information relating to the Company concerning Third-Party Claims as reasonably requested by the Seller, and
(ii) providing Seller with access (upon reasonable advance notice) to materials, documents, emails and data residing with or in the possession, custody or control of the Company or employees relating to any Third-Party Claim (provided, that such access shall be granted only during normal business hours of the Company and shall not otherwise be disruptive to the operations of the Purchaser or the Company). To the extent that the Seller and the Company are parties to the same Third-Party Claim, subject to the Purchaser's rights under Section 9.1 hereof, the appropriate parties to such claim shall consult as to strategy and seek to coordinate their actions.

     Section  5.7.   PROPRIETARY  AND  THIRD  PARTY   SOFTWARE.   (a)  Purchaser
acknowledges and agrees that all rights in and to any software, including without limitation, source code, object code and related documentation, that was created, conceived developed or acquired, whether jointly or individually, by the Seller or any of its Affiliates (but excluding any third party software licensed by the Seller or any of the Seller's Affiliates) prior to the Closing Date shall belong solely to the Seller, shall be proprietary to the Seller and shall be excluded from the assets of the Company to be transferred to Purchaser at Closing ("PROPRIETARY SOFTWARE").

     (b) Purchaser acknowledges and agrees that Purchaser, the Company, and their respective Affiliates are not acquiring any ownership interest or any other rights, in whole or in part, in the Proprietary Software. The Purchaser, acting on behalf of itself, the Company, and their respective Affiliates hereby assigns, transfers, quit-claims and relinquishes to the Seller or its designee all right, title and interest the Purchaser, the Company, and their respective Affiliates may heretofore have had in and to the Proprietary Software, including ownership interests in the Proprietary Software. From and after the Closing
Date, if reasonably requested by Seller, Purchaser shall cause the Company to execute such other or additional instruments of transfer or conveyance in respect of the Proprietary Software to give full effect to and to perfect the ownership and proprietary rights of Seller in and to the Proprietary Software; PROVIDED, HOWEVER, that Seller shall bear all costs and expenses payable by Purchaser or the Company (including, without limitation, reasonable attorneys fees and expenses) in connection with the execution by Company of any such instruments at the specific request of the Seller. Purchaser agrees (and agrees to cause the Company) not to contest the ownership or validity of any rights of the Seller or any of its Affiliates in the Proprietary Software.

     Section 5.8. INTERCOMPANY ACCOUNTS; INTERCOMPANY AGREEMENTS. Except as set forth in SCHEDULE 5.8, the Seller shall cause all intercompany accounts receivable or payable (whether or not currently due or payable) between (x) the Company, on the one hand, and (y) the Seller or any of its Affiliates (other than the Company), on the other hand, to be settled in full (without any premium or penalty), at or prior to the Closing, and all Intercompany Agreements, except for the NICO Reinsurance Agreement and Reinsurance Agreement between the Company and Columbia, shall be terminated as of the Closing Date without further liability to the Company thereunder.

     Section 5.9. RECORDS RETENTION. From and after the Closing Date, upon reasonable notice, Purchaser and Seller agree to furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants access, during normal business hours, to such information in a readily readable and accessible form, assistance and cooperation relating to the Company as is reasonably necessary for financial reporting, loss reporting and accounting matters, the preparation and filing of any Tax Returns, or the defense of any Tax Claim, or third party claim, and to meet reporting requirements to any retrocessionaires or any Governmental Entities; PROVIDED, HOWEVER, that such access and cooperation does not unreasonably disrupt the normal operations of Purchaser, Seller or the Company. From and after the Closing Date, Purchaser hereby acknowledges that Seller shall on behalf of the Company maintain and keep original copies of all books and records of the Company to the extent such books and records relate to the business that is the subject of the NICO Reinsurance Agreement (the "COMPANY BOOKS AND RECORDS"). Seller acknowledges, that notwithstanding its maintenance and possession of the Company Books and Records, all such Company Books and Records remain the sole property of the Company. Purchaser shall, upon reasonable notice and for any reasonable business purpose, have access during normal business hours to examine, inspect and copy and to remove from Seller's possession the original copies of such Company Books and Records; provided that, if any of such Company Books and Records are reasonably necessary, as determined by Seller, for Seller to perform its obligations under the NICO Reinsurance Agreement, Seller may retain copies of such Company Books and Records and the Company shall reimburse Seller for its out-of-pocket costs to copy same. Before the Seller may dispose of any of Company Books and Records, Seller shall give Purchaser at least ninety
(90) days' prior written notice of its intention to dispose of such Company Books and Records and Purchaser or its designee shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such Company Books and Records as Purchaser may elect. From and after the Closing Date, Purchaser shall cause the Company to preserve, maintain and keep, or cause to be preserved, maintained and kept, in a readily readable and accessible form, all original books and records of the Company that do not constitute Company Books and Records, including all books and records necessary and pertinent to the Company for financial reporting and accounting purposes, the preparation and filing of any Tax Returns, or the defense of any Tax Claim, or third party claim (the "PURCHASER'S BOOKS AND RECORDS") for the shorter of any statute of limitations applicable to any such matters and a period of seven (7) years from the Closing Date. During such seven-year period, Seller and its Representatives shall, upon reasonable notice and for any reasonable business purpose, have access during normal business hours to examine, inspect and copy such Purchaser

Books and Records. After such seven-year period, before the Company may dispose of any of such Purchaser Books and Records, the Company shall give Seller at least ninety (90) days' prior written notice of its intention to dispose of such Purchaser Books and Records and Seller shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such Purchaser Books and Records as Seller may elect

     Section 5.10. NOTICE OF DEVELOPMENTS. Seller and Purchaser shall each keep the other advised of developments with respect to (a) regulatory submissions and responses with respect to the transactions contemplated hereby and (b) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereunder. Prior to the Closing, Seller and Purchaser shall give the other party prompt notice of any breach or default by it of any representation, warranty, covenant or agreement hereunder.

     Section 5.11. FURTHER ACTIONS. FROM AND AFTER THE CLOSING DATE AND SUBJECT TO the other express provisions of this Agreement and the other Transaction Documents, upon the request of any party to this Agreement, the other party will
(a) execute and deliver any other documents and (b) take any other actions as the requesting party may reasonably request to fully carry out the intent of this Agreement and the transactions contemplated by this Agreement.

     Section 5.12. MAINTENANCE OF POLICYHOLDERS' SURPLUS. From and after the date hereof until the Closing Date, the Seller shall not, and shall cause the Company not to, affirmatively undertake to increase the level of Policyholders' Surplus to exceed $50.0 million as of the Closing Date (it being understood and agreed that Seller shall in no event be obligated seek regulatory approval to cause the Company to declare and pay an extraordinary dividend to Seller in the event that such Policyholders' Surplus exceeds $50.0 million at any time on or prior to the Closing Date). Under no circumstances shall the foregoing be construed to restrict the Seller or the Company from any ordinary course business activities, including, but not limited to, the commutation or resolution of liabilities or outwards recoveries, which may in fact have an impact on the level of Policyholders' Surplus.

     Section 5.13. FINANCING. Purchaser shall deliver to Seller, on or prior to October 15, 2008, an officer's certificate of Purchaser to the effect that, as of the date of such certificate, Purchaser has cash available or has existing or committed (subject to customary closing conditions) borrowing facilities which together are sufficient to enable it to consummate the transactions contemplated by this Agreement (the "FINANCING CERTIFICATE"). From and after the date of the Financing Certificate until the Closing Date, Purchaser shall use its commercially reasonable efforts to comply with the covenants and to satisfy all conditions to funding set forth in the existing or committed borrowing facilities described in the Financing Certificate which are within the exclusive control of Purchaser. Notwithstanding anything to the contrary contained herein, the failure of Purchaser to deliver the Financing Certificate to Seller shall not constitute a willful breach of this Agreement by Purchaser, including, without limitation, for purposes of Seller's rights pursuant to SECTION 7.2 hereof.

                                   ARTICLE VI

                   CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE

     Section 6.1. CONDITIONS TO THE OBLIGATION OF THE PURCHASER. The obligation of the Purchaser to consummate the purchase of the Shares and to consummate the other transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part):

     (a) each of the Seller's representations and warranties set forth in this Agreement must have been true and correct in all material respects as of the date of this Agreement and must be true and correct in all material respects (except for (x) representations and warranties that contain qualifications as to materiality and (y) SECTION 3.3 (Capitalization and Ownership),which shall be true and correct in all respects) as of the Closing Date as though made on the Closing Date (except to the extent that any such representations or warranties speak as of another date, in which case such representations and warranties shall be true and correct in all material respects at and as of the date specified therein);

     (b) all of the covenants and obligations that the Seller is required to perform or comply with under this Agreement or any other Transaction Document on or before the Closing Date must have been duly performed and complied with in all material respects;

     (c) Purchaser shall have received a certificate from Seller to the effect set forth in SECTIONS 6.1(A) and (B);

     (d) all Consents or approvals set forth in SCHEDULE 6.1(D) must have been obtained and must be in full force and effect;

     (e)  there  must  not be in  effect  any  law,  or  court,  arbitration  or regulatory order or judgment, and there must not have been commenced or threatened by any Governmental Entity any proceeding, that in any case would (i) prohibit or make illegal the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following their consummation;

     (f) the Seller shall deliver to Purchaser certificates of the Company and the Seller, each dated the Closing Date, signed by the secretary or any assistant secretary of the Company and the secretary or any assistant secretary of the Seller, respectively, each attesting to the completion of all necessary corporate action by the Company and Seller respectively, to execute and deliver this Agreement and the Transaction Documents to which each are a party and to perform their respective obligations hereunder and thereunder, including copies of the organizational documents of the Company and the Seller and all corporate resolutions or other actions, required in connection with this Agreement or any other Transaction Document and attesting to the incumbency of the officers of the Company and Seller, respectively, signing the Transaction Documents to which each of the Company and Seller is a party, respectively;

     (g) the Seller must deliver each document that SECTION 2.3(A) requires it to deliver;

     (h) the NICO Reinsurance Agreement in the form attached as EXHIBIT A hereto shall have been executed and delivered by Seller and the Company, and shall be in full force and effect;

     (i) each of the Company's Licenses listed on SCHEDULE 6.1(I) shall be in full force and effect as of the Closing Date;

     (j) Purchaser shall have received from internal counsel to Seller, an opinion dated as of the Closing Date covering the matters described in EXHIBIT C hereto substantially the form attached hereto as EXHIBIT C;

     (k) all Intercompany Agreements (other than the NICO Reinsurance Agreement and the Columbia Reinsurance Agreement) shall have been terminated with no further liability to the Company; and

     (l) the agreements set forth on SCHEDULE 6.1(L) shall have been terminated with no further liability to the Company.

     Section 6.2. CONDITIONS TO THE OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the sale of the Shares and the other transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by the Seller, in whole or in part):

     (a) each of the Purchaser's representations and warranties set forth in this Agreement must have been true and correct as of the date of this Agreement and must be true and correct in all material respects (except for representations and warranties that contain qualifications as to materiality which shall be true and correct in all respects) as of the Closing Date as though made on the Closing Date (except to the extent that any such representations or warranties speak as of another date, in which case such representations and warranties shall be true and correct in all material respects at and as of the date specified therein);

     (b) all of the covenants and obligations that the Purchaser is required to perform or comply with under this Agreement or any other Transaction Document on or before the Closing Date must have been duly performed and complied with in all material respects;

     (c) Seller shall have received a certificate from Purchaser to the effect set forth in SECTIONS 6.2(A) and 6.2(B);

     (d) all Consents or approvals set forth in SCHEDULE 6.2(D) must have been obtained and must be in full force and effect;

     (e)  there  must  not be in  effect  any  law,  or  court,  arbitration  or regulatory order or judgment, and there must not have been commenced or threatened by any governmental entity any proceeding, that in any case would (i) prohibit or make illegal the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following their consummation;

     (f) Purchaser shall deliver to the Seller a certificate, dated the Closing Date, signed by the secretary or any assistant secretary of Purchaser, attesting to the completion of all necessary corporate action by Purchaser to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder, including copies of the organizational documents of Purchaser and all corporate resolutions required in connection with this Agreement or any other Transaction Document and attesting to the incumbency of the officers of Purchaser signing the Transaction Documents to which Purchaser is a party;

     (g) the NICO Reinsurance Agreement in the forth attached as EXHIBIT A hereto shall have been executed and delivered by Seller and the Company, and shall be in full force and effect; and

     (h) the Purchaser shall have delivered to Seller all items required pursuant to SECTION 2.3(B).

                                   ARTICLE VII

                                   TERMINATION

     Section 7.1. TERMINATION EVENTS. This Agreement may, by written notice given before the Closing, be terminated:

     (a) by mutual written consent of the Purchaser and the Seller;

     (b) by the Purchaser if there has been a breach of any of the Seller's representations, warranties or covenants contained in this Agreement and which breach has not been cured or cannot be cured within 15 days after the written notice of the breach from the Purchaser;

     (c) by the Purchaser if (i) for purposes of determining the Base Purchase Price pursuant to SECTION 2.1 hereof, the Policyholders' Surplus exceeds $50.0 million, or (ii) if the Company fails to maintain its Licenses in good standing;

     (d) by the Seller if (i) there has been a breach of any of the Purchaser's representations, warranties or covenants contained in this Agreement, and which breach has not been cured or cannot be cured within 15 days after the written notice of breach from the Sellers, (ii) the Purchaser shall have failed to deliver to Seller the Financing Certificate on or prior to October 15, 2008 or
(iii) if Purchaser shall have delivered the Financing Certificate on or prior to October 15, 2008 and thereafter notifies Seller (which the Purchaser hereby agrees it will do as promptly as practicable) that the representations and warranties set forth in the Financing Certificate shall cease to be true and correct in all material respects, in which case such failure shall constitute a breach of a representation and warranty of Purchaser for purposes of SECTION 7.1(D)(I) above and the Seller shall have the rights described in such SECTION 7.1(D)(I) and SECTION 7.2);

     (e) by either the Purchaser or the Seller if any governmental authority of competent jurisdiction (including the Insurance Department of the state of New
York) has issued a nonappealable final judgment or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

     (f) by the Seller or the Purchaser if the Closing has not occurred on or before December 31, 2008 (provided that the right to terminate this Agreement under this SECTION 7.1(F) shall not be available to any party if the Closing has not occurred at least in material part because of the failure of such party to comply fully with its obligations under this Agreement).

     Section  7.2.  EFFECT OF  TERMINATION.  (a)  Subject to the  provisions  of
SECTION 7.2(B), and except as provided in the following sentence, in the event of the termination of this Agreement pursuant to SECTION 7.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability or obligation to any other party hereto in respect of this Agreement, except that the provisions of SECTION 5.2 (Public Announcements),
SECTION 5.5 (Access; Confidentiality), ARTICLE VIII (General Provisions) (but excluding SECTION 8.6) and this SECTION 7.2 shall survive any such termination. Nothing herein shall relieve any party from liability for any willful breach of any of its covenants or agreements or willful breach of its representations or warranties contained in this Agreement prior to termination of this Agreement.

     (b) Notwithstanding anything to the contrary set forth herein, if this Agreement is terminated by Purchaser pursuant to SECTION 7.1(B) OR (C)(II), Seller shall, within two (2) Business Days following the effective date of such termination, return the Deposit to Purchaser by wire transfer of immediately available funds to an account designated by the Purchaser, and the parties hereto acknowledge and agree that, except in the case of a willful breach of this Agreement by Seller, such right shall constitute the sole damages that will be suffered by, and an adequate and reasonable remedy for, Purchaser as a result of such termination. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated for any reason other than by Purchaser pursuant to SECTION 7.1(B) OR (C)(II), then Seller shall have the right to retain the Deposit, and the parties hereto acknowledge and agree that, except in the case of a willful breach of this Agreement by Purchaser, such right shall constitute the sole damages that will be suffered by, and an adequate and reasonable remedy for, Seller as a result of such termination.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1. NOTICES. All notices and other communications under this Agreement must be in writing and will be deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile with confirmation of transmission by the transmitting equipment or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):

         If to the Seller:

         National Indemnity Company
         c/o Berkshire Hathaway Group
         100 First Stamford Place
         Stamford, Connecticut 06902
         Attn: General Counsel
         Fax: (203) 363-5221

         If to Purchaser:

         Jacobs Financial Group, Inc.
         300 Summers Street, Suite 970
         Charleston, West Virginia 25301
         Attn:  John Jacobs
         Fax:  (304) 342-9726

         With a copy to:

         Dechert LLP
         1095 Avenue of the Americas
         New York, New York 10036
         Attn:  James H. Nix, Esq. and Jonathan E. Silverblatt, Esq.
         Fax:  (212) 698-3599

     Either party may upon fifteen days notice to the other change the location for delivery of notice to the notifying party.

     Section 8.2. AMENDMENT. This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by each party to be bound by the amendment.

     Section 8.3. WAIVER AND REMEDIES. The parties may (a) extend the time for performance of any of the obligations or other acts of any other party to this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party to this Agreement contained in this Agreement or (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained in this Agreement. Any such extension or waiver by any party to this Agreement will be valid only if set forth in a written document signed on behalf of the party or parties against whom the waiver or extension is to be effective. Any enumeration of a party's rights and remedies in this Agreement is not intended to be exclusive, and a party's rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized in law or in equity.

     Section 8.4. ENTIRE AGREEMENT. This Agreement (together with the Confidentiality Agreement and the Letter Agreement) constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties and/or the Company, or any of them, written or oral, with respect to the subject matter of this Agreement.

     Section 8.5. EXPENSES. Each Party will bear its respective direct and indirect expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, including all fees and expenses of its advisors and representatives (it being understood and agreed that any such direct and indirect expenses incurred by the Company shall be borne by the Seller).

     Section 8.6. SURVIVAL. The representations and warranties of the parties set forth in ARTICLES III and IV of this Agreement shall survive the Closing and shall continue for a period of two (2) years following the Closing Date, at which time all such representations and warranties shall expire; provided that
(x) the representations and warranties set forth in SECTION 3.1 (Organization and Good Standing), SECTION 3.2 (Authority and Enforceability), SECTION 3.3 (Capitalization and Ownership), SECTION 3.4 (Subsidiaries), SECTION 3.19 (No Brokers), SECTION 4.1 (Organization and Good Standing), SECTION 4.2 (Authority and Enforceability), and SECTION 4.7 (No Brokers) shall survive indefinitely,
(y) the  representations  and  warranties  set forth in SECTION 3.12 (Taxes) and
SECTION 3.15 (Employee Benefit Plans) shall survive for sixty (60) days after the termination of the statute of limitations applicable to the subject matter of such representations and warranties, and (z) any claim with respect to fraud shall survive indefinitely. Any claim for Adverse Consequences asserted within the applicable period of survival as herein provided in this SECTION 8.6 shall be timely made for purposes hereof. Such representations and warranties shall survive in full force and effect notwithstanding any investigation by the other party. Each of the other covenants, agreements and provisions contained in this Agreement shall survive indefinitely, unless such covenant, agreement or provision, either by its express terms or its inherent sense, is to survive for a limited period of time.

     Section 8.7. ASSIGNMENT AND SUCCESSORS. This Agreement binds and benefits the Parties and their respective heirs, successors and permitted assigns. No Party may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the Purchaser (in the case of the Seller) or the Seller (in the case of the Purchaser). No provision of this Agreement is intended or will be construed to confer upon any Person other than the parties to this Agreement and their respective heirs, successors and permitted assigns any right, remedy or claim under or by reason of this

Agreement, other than the provisions of SECTION 8.14, which are intended to be for the benefit of Persons covered thereby and may be enforced by such Persons.

     Section 8.8. SEVERABILITY. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not be affected or impaired in any way and the parties agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision that achieves, to the greatest lawful extent under this Agreement, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

     Section 8.9. INTERPRETATION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any party because that party or its attorney drafted the provision. The article and section headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

     Section 8.10. GOVERNING LAW. The internal laws of the state of New York (without giving effect to any choice or conflict of law provision or rule (whether of the state of New York or any other jurisdiction) that would cause the application of laws of any other jurisdiction) govern all matters arising out of or relating to this Agreement and the transactions it contemplates,
including   its  validity,   interpretation,   construction,   performance   and
enforcement.

     Section 8.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY TO THIS AGREEMENT IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT

     Section 8.12. DISPUTE RESOLUTION. Any unresolved controversy or claim that cannot be resolved by the parties hereto through good faith negotiations within thirty (30) days of notification to the other of the commencement of the dispute resolution procedures of this SECTION 8.12 will then, upon written request of any party hereto, be resolved by binding arbitration conducted in accordance with the then effective rules of the American Arbitration Association ("AAA"), by a sole arbitrator. Such arbitrator shall be mutually agreeable to the parties. If the parties cannot mutually agree upon the selection of an arbitrator, the arbitrator shall be selected in accordance with the then effective rules of the AAA. The arbitration shall take place in New York, New York, in accordance with the then effective AAA rules, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof.

     Section 8.13. COUNTERPARTS. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party's signature is as effective as signing and delivering the counterpart in person.


                                   ARTICLE IX

                                 INDEMNIFICATION

     9.1 INDEMNIFICATION

     (a) INDEMNIFICATION OF THE PURCHASER. Subject to the limitations set forth in SECTION 8.6 above and Section 9.1 (C) and (D) below, and to the extent the Purchaser or Purchaser Indemnified Party is not indemnified under a Transaction Document, the Seller agrees to indemnify and hold harmless the Purchaser and its Affiliates (including, from and after the Closing, the Company) and each of their respective directors, officers, employees, and each of their respective successors and permitted assigns (each a "PURCHASER INDEMNIFIED PARTY"), from and against all liabilities, claims, damages, losses, whether or not arising out of Third-Party Claims, including, without limitation, penalties, expenses and fees, including court costs and reasonable attorneys' fees and expenses ("ADVERSE CONSEQUENCES") which such Purchaser Indemnified Party has suffered, incurred or become subject to arising out of, based upon or otherwise in respect or resulting from:

          (i) any breach of any representation or warranty of the Seller made in this Agreement or in any other Transaction Document to which it is a party;

          (ii) any breach or nonfulfillment of any covenant or obligation of the Seller contained in this Agreement or the NICO Reinsurance Agreement;

          (iii) all liabilities of any kind whatsoever of the Company incurred or arising with respect to periods prior to the Closing Date (regardless when any claims are made in respect of such liabilities); and

          (iv) without limiting the generality of clause (iii) above, (x) the Employment Agreement between the Company and Franklin Haftl, (y) the case known as Consolidated Rail Corp. vs. Ace, et. al. (P.A. Ct. of Common Pleas, Phil. Div. C.A. No. 2638) and (z) the arbitration demand made by Zurich International Insurance Company regarding D.J. expense allocation under a reinsurance agreement between Zurich International Insurance Company and the Company;

provided that the Seller shall have no obligation to indemnify the Purchaser and/or a Purchaser Indemnified Party to the extent any such Adverse Consequence arises or out or is attributable to the acts or omissions of the Purchaser, Purchaser Indemnified Party, or any employee, officer, director, and/or agent of the Company elected or appointed after the Closing Date, or any breach by the Company after the Closing Date of its obligations under the NICO Reinsurance Agreement.

     (b) INDEMNIFICATION OF THE SELLER.  Subject to the limitations set forth in
SECTION 8.6 above and SECTION 9.1(C) and (D) below, and to the extent the Seller or Seller Indemnified Party is not indemnified under a Transaction Document, the Purchaser agrees to indemnify the Seller and its Affiliates and each of their respective directors, officers, employees, and each of their respective successors and permitted assigns (each a "SELLER INDEMNIFIED PARTY"), from and against all Adverse Consequences arising out of or resulting from (i) any misrepresentation, inaccuracy or breach of any representation or warranty contained in this Agreement, (ii) any breach of or failure by the Purchaser to perform any covenant or agreement contained in this Agreement, (iii) the failure by the Company to perform any covenant or agreement contained in the NICO Reinsurance Agreement after the Closing Date, (iv) the writing of new business of the Company following the Closing Date, (iv) any liability, fee or commission with respect to the Bell Consulting or any other broker acting on behalf of the Purchaser and (v) any Taxes of the Company for any taxable Period or portion thereof that begins after the Closing Date; provided that the Purchaser shall have no obligation to indemnify the Seller and/or a Seller Indemnified Party to the extent any such Adverse Consequence arises out of or is attributable to the acts or omissions of the Seller, Seller Indemnified Party, or any employee, officer, director, and/or agent of the Company on or prior to the Closing Date, or any breach by the Company prior to the Closing Date of its obligations under the NICO Reinsurance Agreement.

     (c) INDEMNIFICATION PROCEDURES. The obligation of the Seller to indemnify the Purchaser Indemnified Party or the Purchaser to indemnify the Seller Indemnified Party (each, an "INDEMNIFIED PARTY"), as the case may be, under this
SECTION 9.1 shall be subject to the following conditions:

          (i) Each Indemnified Party shall inform the indemnifying party (the "INDEMNIFYING PARTY") as soon as reasonably practicable of any claim or of any threat to bring such a claim to which this SECTION 9.1 may apply; provided however, that the failure or delay to furnish such notice shall not limit the right of indemnification for such claim unless such failure or delay is prejudicial; provided further that the Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to any expenses incurred by the Indemnified Party prior to such notice under any circumstances;

          (ii) Except with the consent in writing of the Indemnifying Party, no admission, offer, promise or payment shall be made or given by or on behalf of any Indemnified Party in respect of a claim to which this SECTION 9.1 may apply;

          (iii) The Indemnifying Party shall take over and conduct the defense and settlement of any claim to which this SECTION 9.1 may apply and, upon the Indemnifying Party taking over the conduct of the defense and settlement of such claim, the Indemnifying Party shall thereafter not be obliged to reimburse any Indemnified Party in respect of its own legal and defense costs incurred after the Indemnified Party received notice that the Indemnifying Party had elected to take over and conduct the defense and settlement of the applicable claim and the Indemnified Party shall be entitled to participate in the defense at its own expense; in the event the Indemnifying Party fails to take over and to conduct the defense of any such claim, the Indemnified Party may take over and conduct the defense and settlement of such claim at the expense of Indemnifying Party;

          (iv) The Indemnified Party shall at the request and cost of the Indemnifying Party give the Indemnifying Party all reasonable assistance in the Indemnified Party's power in connection with the defense and settlement of such claim;

          (v) The  Indemnifying  Party  may  settle  any claim  subject  to this
     SECTION 9.1 and shall have discretion in the conduct of any proceedings in relation thereto, provided that any settlement shall not impose any obligation on the Indemnified Party and shall release the Indemnified Party from such claim; in the event the Indemnifying Party fails to take over and conduct the defense of any such claim, the Indemnified Party shall be entitled to settle such claim at the expense of the Indemnifying Party; and

          (vi) The Indemnifying Party shall not be liable under this Agreement to indemnify an Indemnified Party for any award of damages proximately caused by any criminal or intentional act or omission on the part of such Indemnified Party finally determined by a court in a final judgment, not subject to appeal. Notwithstanding the requirement in the foregoing sentence of a final judgment, the Indemnifying Party shall have the right to settle any claim alleging such criminal or intentional act or omission and seek reimbursement through an arbitration to determine whether if the claim had not been settled, the claimant would have been found in a final judgment, not subject to further appeal, entitled to judgment against Indemnified Party by reason of damages proximately caused by a criminal or intentional act or omission; provided, however, that this limitation shall not apply to any criminal act or intentional act or omission of the Company prior to Closing.

     (d) COLLATERAL SOURCE RECOVERIES. The amount of an indemnification payment in respect of an Adverse Consequence required to be made to any Indemnified Party hereunder shall be limited to the amount of any Adverse Consequence that remains after deduction therefrom of (i) any Tax benefits to the Indemnified Party as a result of the Adverse Consequence and (ii) any third party recoveries relating to the Adverse Consequence giving rise to the indemnification claim paid to the Indemnified Party (provided, that, in the case of any insurance benefits or proceeds, any such reduction shall be net of any cost of collection, deductible, increased premiums, "recoupment" provisions or other costs or expense (including, without limitation, any reasonable legal fees or expenses) attributable to collection under such policies).

     (e) ADJUSTMENT TO PURCHASE PRICE. The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law.

     Section 9.2 MITIGATION OF DAMAGES. Subject to the rights of Purchaser and Seller pursuant to SECTION 9.1(C), Purchaser and Seller shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder. Purchaser and Seller shall use commercially reasonable efforts to mitigate damages in respect of any Adverse Consequence, provided that such duty shall not be greater than that imposed by applicable law.

     Section 9.3 EXCLUSIVE REMEDY. Notwithstanding anything contained herein to the contrary, the Purchaser and the Seller acknowledge and agree that (i) prior to the Closing, the sole and exclusive remedy of the Purchaser for any breach of any representation or warranty contained herein of Seller, or of Seller for any breach of any representation or warranty contained herein of Purchaser, shall be termination of the Agreement pursuant to SECTION 7.1(B)(in the case of a breach by Seller) or pursuant to SECTION 7.1(D)(I) (in the case of a breach by Purchaser)(provided, that the foregoing shall not relieve any party from liability for any willful breach of any representations or warranties or fraud), and (ii) following the Closing, other than in the case of fraud, or any action seeking equitable remedies, the indemnification provided for in this ARTICLE IX shall be the exclusive remedy in any action brought by any party to this Agreement in respect of the transactions contemplated hereby.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

                                NATIONAL INDEMNITY COMPANY

                                By: /s/Brian Snover
                                    ----------------------------------------
                                      Name: Brian Snover
                                      Title: Vice President



                                JACOBS FINANCIAL GROUP, INC.

                                By:  /s/John M. Jacobs
                                    ----------------------------------------
                                      Name: John M. Jacobs
                                      Title: President